UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 27, 2009

CAPITAL CITY ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or other jurisdiction of incorporation)	333-140806 (Commission File Number)	20-5131044 (IRS Employer Identification No.)

8351 North High Street ▪ Suite 101 Columbus, Ohio (Address of principal executive offices)	43235 (Zip Code)

614-310-1614

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

 Item 1.01.                           Entry into a Material Definitive Agreement

On March 27, 2009, Hotwell Services, Inc., (“Hotwell”), a Delaware corporation and wholly owned subsidiary of Capital City Energy Group, Inc. (“CCEG”), having its principal place of business at 2315 Route 66, Delmont, PA 15626 and Crestmark Commercial Capital Lending LLC (“Crestmark”) located at 726 Highlandia Drive, Baton Rouge, Louisiana 70810, entered into an Accounts Receivable Financing Agreement (the “Agreement”).

Pursuant to the Agreement, Crestmark has agreed to purchase Hotwell's eligible accounts receivable. Hotwell is obligated to pay Crestmark a fee of 1.25% of the gross amount of each account receivable, per month, such account receivable is outstanding.  The Agreement also provides that Crestmark may make factoring advances of up to $1,000,000 to Hotwell.  Hotwell’s obligations in the Agreement are guaranteed by CCEG. As an additional inducement to Crestmark, CCEG granted a security interest in all of CCEG’s assets.

The foregoing description of the Accounts Receivable Financing Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 10.1.

Section 2 - Financial Information

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference.

 Item 9.01.                           Financial Statements and Exhibits

(d)  Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Accounts Receivable Financing Agreement dated March 27, 2009 between Hotwell Services, Inc. and Crestmark Commercial Capital Lending LLC
10.2	Guaranty by Capital City Energy Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capital City Energy Group, Inc.

Date: April 2, 2009	By:	/s/ Doug Crawford
Doug Crawford
Principal Financial Officer